Exhibit IX
NORDIC INVESTMENT BANK
Medium-Term Notes, Series D
AMENDMENT NO. 1 TO THE
SELLING AGENCY AGREEMENT DATED MAY 22, 2007
December 17, 2010
Citigroup Global Markets Inc. (“Citigroup”)
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co. (“Goldman Sachs”)
200 West Street
New York, New York 10282
Dear Sirs:
     1. Introduction. In connection with the Medium-Term Notes, Series D (the “Notes”) of the Nordic Investment Bank (“NIB”) and the selling agency agreement dated as of May 22, 2007 between NIB and you in respect of the Notes (the “Agency Agreement”), NIB confirms with each of you this agreement to amend the Agency Agreement (the “Amendment”) effective as of the date hereof as follows:
     2. Defined Terms.
     (i) All references in the Agency Agreement, including in the Exhibits thereto, to “this Agreement” or the “Agency Agreement” shall be understood to refer to the Agency Agreement as amended by this Amendment.
     (ii) Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Agency Agreement.
     3. Amendment to the First Page.
     (i) The heading of the first page of the Agency Agreement shall be and hereby is amended by deleting “$10,000,000,000” and substituting therefor “$20,000,000,000.”
     (ii) The address of Goldman Sachs appearing below the heading of the first page of the Agency Agreement shall be and hereby is amended and restated as follows: “200 West Street, New York, New York 10282.”

     4. Amendment to Section 1.
     (i) The first sentence of Section 1 of the Agency Agreement shall be and hereby is amended by deleting “$10,000,000,000” and substituting therefor “U.S. $20,000,000,000.”
     (ii) The third sentence of Section 1 of the Agency Agreement shall be and hereby is amended and restated as follows:
     “The Notes will be issued in accordance with a fiscal agency agreement, dated as of May 22, 2007, as amended from time to time (the “Fiscal Agency Agreement”), between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).”
     5. Amendment to Section 2. The third and fourth sentences of Section 2(a)(i) shall be and hereby are amended and restated as follows:
     “In connection with the sale of Registered Notes, NIB has filed with the Commission pursuant to Rule 424 under the Securities Act a supplement to the form of prospectus included in the Registration Statement (each of such supplement or any replacement thereof, and any subsequent supplement to such form of prospectus, a “Prospectus Supplement”), which describes certain terms of the Registered Notes and the plan of distribution thereof. Such prospectus, as supplemented as described in the previous sentence (including any Pricing Supplements relevant in connection with or relating to any Registered Notes being offered thereby) is hereinafter referred to as the “Prospectus”.”
     6. Amendment to Section 4. Section 4(a)(vii) and Section 4(b)(v) shall be and hereby are amended by deleting “National Association of Securities Dealers, Inc.” and substituting therefor “Financial Industry Regulatory Authority, Inc.”
     7. Amendment to Section 5.
     (i) The reference to “Introduction — Nordic Investment Bank” in Section 5(a)(iii)(C) shall be and hereby is deleted and replaced with a reference to “Nordic Investment Bank.”
     (ii) The references to “Short-Term Financing and Liquidity Management” and “Operations of NIB” in Section 5(a)(iii)(C) shall be and hereby are deleted and replaced with references to “Treasury Operations,” “Lending Operations of NIB” and “Other Activities.”
     8. Amendment to Section 6. Section 6(a)(i) shall be and hereby is amended by deleting “$10,000,000,000” and substituting therefor “U.S. $20,000,000,000.”
     9. Amendment to Section 14. The notice information appearing under Section 14 shall be and hereby is amended and restated as follows:

     “If to NIB:
Fabianinkatu 34
PB 249
FI-00171 Helsinki
Attention: Chief Financial Officer
Facsimile: +358 10 618 0714
Telephone: +358 10 618 001
     If to Citigroup:
388 Greenwich Street, 35th Floor
New York, New York 10013
Attn: Transaction Execution Group
Facsimile: 1-646-291-5209
Telephone: 1-212-816-1135
     If to Goldman Sachs:
200 West Street
New York, New York 10282
Attention: Registration Department
Telephone: 1-866-471-2526.”
     10. Amendments to Section 16. The first sentence of Section 16(b) shall be and hereby is amended and restated as follows:
     “NIB hereby appoints the Honorary Consulate General of Sweden as its authorized agent (the “Authorized Agent”) upon which process may be served in any action or proceeding based on this Agreement or any Terms Agreement which may be instituted in any State or Federal court in the City and State of New York by any Agent or any person controlling any Agent and (to the fullest extent permitted by law) expressly accepts the jurisdiction of each such court in respect of any such action or proceeding.”
     11. Amendments to Exhibit A.
     (i) The reference to the “Selling Agency Agreement (the “Selling Agency Agreement”) dated May 22, 2007” in the first paragraph of Section 1 of Exhibit A shall be and hereby is amended and restated as the “Selling Agency Agreement (the “Selling Agency Agreement”) dated May 22, 2007, as amended from time to time.”
     (ii) The reference to “Citigroup Global Markets, Inc.” in the first paragraph of Section 1of Exhibit A shall be and hereby is amended and restated as “Citigroup Global Markets Inc.”

     12. Amendments to Exhibit B.
     (i) The heading of Exhibit B shall be and hereby is amended by deleting “May 22, 2007” and substituting therefor “December 17, 2010.”
     (ii) The reference to “Citigroup Global Markets, Inc.” in the first paragraph of Exhibit B shall be and hereby is amended and restated as “Citigroup Global Markets Inc.”
     (iii) The first sentence of the section entitled “Issuance” under Part I of Exhibit B shall be and hereby is amended and restated as follows:
     “As of the date hereof, NIB will, and from time to time hereafter, NIB may, issue one or more master global securities in fully registered Form without coupons attached (each, a “Master Global Note”).”
     (iv) The first sentence of the section entitled “Denominations” under Part I of Exhibit B shall be and hereby is amended by inserting the following to the end of the sentence:
     “; provided that, unless otherwise permitted by then current laws and regulations, any Notes (including Notes denominated in Sterling) that have a maturity of less than one (1) year and in respect of which the issue proceeds are to be accepted by NIB in the United Kingdom or whose issue otherwise constitutes a contravention of section 19 of the Financial Services and Markets Act 2000 will have a minimum denomination of £100,000 (or its equivalent in other currencies).”
     (v) Subsection B of the section entitled “Settlement Procedures” under Part I of Exhibit B shall be and hereby is amended by deleting “$10,000,000,000” and substituting therefor “U.S. $20,000,000,000.”
     (vi) Subsection E of the section entitled “Settlement Procedures” under Part I of Exhibit B shall be and hereby is amended and restated as follows:
     “The Fiscal Agent will authenticate the Global Note representing such Book-Entry Note or, in the case of a Note that will be represented by a Master Global Note, will make an entry in the records of NIB maintained by the Fiscal Agent of the further provisions of such Note set forth in the pricing supplement to the Prospectus Supplement and the Prospectus, in the case of Registered Notes, or the 144A Prospectus, in the case of 144A Notes, relating to the issuance of such Note.”
     (vii) The first sentence of the section entitled “Denominations” under Part II of Exhibit B shall be and hereby is amended by inserting the following to the end of the sentence:
     “; provided that, unless otherwise permitted by then current laws and regulations, any Notes (including Notes denominated in Sterling) that have a maturity of less than one (1) year and in respect of which the issue proceeds are to be accepted by NIB in the United Kingdom or whose issue otherwise constitutes a contravention of section 19 of the Financial Services and Markets Act 2000 will have a minimum denomination of £100,000 (or its equivalent in other currencies).”
     13. Amendments to Exhibit C.
     (i) The reference to the “Selling Agency Agreement dated as of May 22, 2007” in first full paragraph of Part I of Exhibit C shall be and hereby is amended and restated as “Selling Agency Agreement dated as of May 22, 2007, as amended from time to time.”
     (ii) The reference to the “Selling Agency Agreement dated as of May 22, 2007” in first full paragraph of Part II of Exhibit C shall be and hereby is amended and restated as “Selling Agency Agreement dated as of May 22, 2007, as amended from time to time.”
     (iii) The reference to the “Selling Agency Agreement dated as of May 22, 2007” in first full paragraph of Part III of Exhibit C shall be and hereby is amended and restated as “Selling Agency Agreement dated as of May 22, 2007, as amended from time to time.”
     (iv) The reference to the “Selling Agency Agreement dated as of May 22, 2007” in first full paragraph of Part IV of Exhibit C shall be and hereby is amended and restated as “Selling Agency Agreement dated as of May 22, 2007, as amended from time to time.”
     14. Amendments to Exhibit D.
     (i) Subsection (c) under the section entitled “The United Kingdom” under Exhibit D shall be and hereby is amended and restated as follows:
     “General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.”
     (ii) The section entitled “Japan” under Exhibit D shall be and hereby is amended and restated as follows:
     “The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organised under the laws of Japan.”
     15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution on behalf of NIB.

     16. Counterparts. This Amendment may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, NORDIC INVESTMENT BANK
By	/s/ Lars Eibeholm
	Name:	Lars Eibeholm
	Title:	Vice President CFO, Head of Treasury

By	/s/ Sten Holmberg
	Name:	Sten Holmberg
	Title:	Chief Counsel

CONFIRMED AND ACCEPTED, as of December 17, 2010: CITIGROUP GLOBAL MARKETS INC.
By	/s/ Chandru M. Harjani
	Name:	Chandru M. Harjani
	Title:	Director

GOLDMAN, SACHS & CO.
By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)